Form N-SAR,
Sub-Item 77I
Terms of new or amended securities


NuShares ETF Trust (the  Trust )

811-23161

The Registrant has added new series to the Trust which are described in the copy of the Amended and Restated
Designation of Series dated January 26, 2017.
This instrument is incorporated by reference, the Form of which can be found in the SEC 485BPOS filing, accession number, 0001193125-17-100013, filed March 28, 2017.